Exhibit 10.1

AmTrust Financial Services, Inc.

5.50% Convertible Senior Notes due 2021

Purchase Agreement

December 16, 2011

Goldman, Sachs & Co.,
J.P. Morgan Securities LLC,
as representatives of the several Initial Purchasers
named in Schedule I hereto,

c/o Goldman, Sachs & Co.,
200 West Street,
New York, New York 10282-2198,

c/o J.P. Morgan Securities LLC,
383 Madison Avenue,
New York, New York 10179.

Ladies and Gentlemen:

AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $175,000,000 principal amount of the 5.50% Convertible Senior Notes due 2021, convertible into Common Stock, par value $0.01 per share (“Stock”) of the Company, specified above (the “Firm Securities”), and, at the election of the Purchasers, up to an aggregate of $25,000,000 additional aggregate principal amount (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

1.	The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)
An initial offering memorandum, dated December 13, 2011 (the “Initial Offering Memorandum), a preliminary offering memorandum, dated December 14, 2011 (the “Preliminary Offering Memorandum”) and an offering memorandum, dated December 16, 2011 (the “Offering Memorandum”, have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the “Pricing Memorandum”.  Any reference to the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Initial Offering Memorandum, the Preliminary Offering Memorandum or the Offering Memorandum and incorporated by reference therein, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and incorporated by reference or deemed to be incorporated by reference in the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.  The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(a) hereof; the Initial Offering Memorandum, the Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(b)
For the purposes of this Agreement, the “Applicable Time” is 9:15 a.m. (Eastern time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(ii)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made in or omissions from the Pricing Disclosure Package or a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

(c)
Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum; and, since the respective dates as of which information is given in the Pricing Memorandum, there has not been any change in the capital stock (excluding the issuance of stock option grants, awards of restricted stock or restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s 2010 Omnibus Incentive Plan, the exercise of any stock options, or the vesting of restricted stock or restricted stock units, which in each case are outstanding as of the date of this Agreement) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Memorandum;

(d)
The Company and its subsidiaries have good and marketable title in fee simple to all material real property and good and marketable title to all material tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the Company’s or its subsidiaries’ businesses are held by them under valid, subsisting and enforceable leases with such customary exceptions or such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(e)
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each “Material Subsidiary” of the Company listed in Annex IV has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization;

(f)
Each of the Company’s insurance company subsidiaries (an “Insurance Subsidiary”) is duly organized and licensed as an insurance company in its jurisdiction of organization or incorporation, as the case may be (whether inside or outside the United States), and each of the Insurance Subsidiaries is duly licensed or authorized as an insurer in each other jurisdiction (whether inside or outside the United States) where it is required to be so licensed or authorized to conduct its business as set forth each of in the Pricing Memorandum and the Offering Memorandum, in each case, with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change; each of the Insurance Subsidiaries is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder (“Notices”), in each case with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change; and, except as otherwise set forth in the Pricing Memorandum, neither the Company nor any of its Insurance Subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional consent, approval, authorization, order, registration or qualification (“Approval”) from such insurance regulatory authority is needed to be obtained by the Company or its Insurance Subsidiaries in any case where it would be reasonably expected that the failure to obtain such Approval would result in a Material Adverse Change;

(g)
Without limiting the foregoing, each of the Insurance Subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable insurance laws and regulations in connection with the issuance and sale of the Securities, in each case with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change;

(h)
The 2010 statutory annual statements of each Insurance Subsidiary and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes have been prepared, in all material respects, in conformity with statutory accounting principles and practices required or permitted by the appropriate insurance regulator of the jurisdiction of organization or incorporation (whether inside or outside the United States) of each such Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Insurance Subsidiaries for the periods covered thereby;

(i)
As of September 30, 2011, the Company has an authorized and outstanding capitalization as set forth in the Pricing Memorandum under the section entitled “Capitalization — Actual”, and except with respect to the grant or issuance by the Company in the ordinary course of its business, or the exercise, forfeiture or surrender of, options or shares of Stock, pursuant to, or in connection with, the Company’s existing stock plans, as of the Time of Delivery, the Company shall have, in all material respects, an authorized and outstanding capitalization as set forth in the Offering Memorandum under the section entitled “Capitalization”;  all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Offering Memorandum; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)	This Agreement has been duly authorized, executed and delivered by the Company;

(k)
The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of December 21, 2011 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), together with the supplemental indenture to be dated as of December 21, 2011 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum and will be in substantially the form previously delivered to you;

(l)
Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(m)
The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in the breach or violation of any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above, as would not have a material adverse effect on the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or prevent the execution or delivery of this Agreement and the Indenture, the consummation by the Company of the transactions contemplated under this Agreement and the Indenture or the issuance and sale of the Securities; and no consent, approval, authorization, order, registration or qualification of or with any such court or insurance regulatory authority or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(n)
Neither the Company nor any of its Insurance Subsidiaries is in violation of its respective constitutive documents or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default would result in a Material Adverse Effect;

(o)
The statements set forth in the Pricing Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption “Material United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(p)
Other than as set forth in the Pricing Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)
When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(r)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(s)
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)
Neither the Company nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

(u)
Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities  offered or sold to the Purchasers hereunder.  The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

(v)
The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; it is understood that the Company’s management has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after September 30, 2011;

(w)
Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y)
BDO USA LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(z)
The Company and its Insurance Subsidiaries maintain insurance against such losses and risks as is, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business at a cost that would not result, individually or in the aggregate, in a Material Adverse Change;

(aa)
Except as would not, individually or in the aggregate, have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending;

(bb)
Neither the Company nor any of its Insurance Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Insurance Subsidiaries, acting on behalf of the Company or its  Insurance Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Insurance Subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

(cc)
Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.0% of the principal amount thereof, the principal amount of Firm Securities set forth opposite the name of such Purchaser in Schedule I hereto and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to round to $1,000 denominations) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities that all of the Purchasers are entitled to purchase hereunder.

The Company hereby grants to the Purchasers the right to purchase at their election up to $25,000,000 aggregate principal amount of Optional Securities, at the same purchase price set forth in the paragraph above, for the sole purpose of covering sales of Securities in excess of the aggregate principal amount of Firm Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.
Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)
It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

(b)	It is an Institutional Accredited Investor within the meaning of Rule 501 under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4.	(a)
The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on December 21, 2011 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Purchasers’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)
The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(i) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)
To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)
Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)
To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

(d)
During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Offering Memorandum (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Securities to be sold hereunder and the issuance of Stock upon the conversion of the Securities, (B) pursuant to employee stock option plans (including the Company’s 2010 Omnibus Incentive Plan) or any employment contract existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (C) the issuance of Stock in connection with mergers or acquisitions of businesses, property or other assets or  entering into joint ventures, up to an aggregate of 5% of the Company’s fully-diluted shares of Stock outstanding as of the date of the Offering Memorandum), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension, except that such extension will not apply if the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publishing or distribution of any research reports relating to the Company published or distributed by any underwriter during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension); the Company will provide the Representatives and each individual or other entity subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(h) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(e)
Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)
At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)
Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h)
During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(i)	To use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Memorandum under the caption “Use of Proceeds”;

(j)
To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(k)	To use its best efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on The NASDAQ Global Market (“NASDAQ”).

6.

(a)	(i)
The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii)
each Purchaser represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii)
any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Representatives is listed on Schedule II(b) hereto;

7.
The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing and reproduction of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (not to exceed $2,500); (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities; (vii) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (viii) all fees and expenses in connection with listing the Securities on the NASDAQ; (ix) the cost of preparing the Securities; (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) any cost incurred in connection with the listing of the shares of Stock issuable upon conversion of the Securities; and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.
The obligations of the Purchasers hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)
Sullivan & Cromwell LLP, counsel for the Purchasers, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)
(i)  Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, and (ii) Stephen B. Ungar, General Counsel and Secretary of the Company, and on behalf of the Company, Wesco Insurance Company, Technology Insurance Company, Inc. and Rochdale Insurance Company; McCann Fitzgerald, counsel for AmTrust International Underwriters Limited; Jeremy Cadle, General Counsel of AmTrust International Underwriters Limited; Pinsent Masons LLP, counsel for AmTrust Europe, Ltd.; Jeremy Cadel, General Counsel of AmTrust Europe, Ltd.; and Wakefield Quin, counsel for AmTrust International Insurance Ltd. shall each have furnished to you his or her written opinions (drafts of such opinions are attached as Annex II(b) hereto), dated such Time of Delivery;

(c)
On the date of the Offering Memorandum prior to the execution of this Agreement and also at each Time of Delivery, BDO USA LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

(d)
(i)        Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Memorandum there shall not have been any  change in the capital stock (excluding the issuance of stock option grants, awards of restricted stock or restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s 2010 Omnibus Incentive Plan, the exercise of any stock options, or the vesting of restricted stock or restricted stock units, which in each case are outstanding as of the date of this Agreement) or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and  in the Offering Memorandum;

(e)
On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s financial strength or claims paying ability;

(f)
On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Offering Memorandum;

(g)	The shares of Stock issuable upon conversion of the Securities at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the NASDAQ;

(h)	The Company has obtained and delivered to the Purchasers executed copies of an agreement in the form set forth in Annex III(a) hereto from each of the individuals listed in Annex III(b); and

(i)
The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section and as to such other matters as you may reasonably request.

9.	(a)
The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

(b)
Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Initial Offering Memorandum, the Preliminary Offering Memorandum, the Pricing Memorandum, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)
The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act and each broker-dealer affiliate of any Purchaser; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.	(a)
If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchaser for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to the Subsequent Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.
The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.
If this Agreement shall be terminated pursuant to Section 10 hereof (subject to the last sentence of this Section 12), the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.  If this Agreement is terminated pursuant to Section 10 by reason of the default by one or more Purchasers, the Company shall not be obligated to reimburse any defaulting Purchasers for any out-of-pocket expenses.

13.
In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: equity Syndicate Desk (4th Floor); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the initial purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the initial purchasers to properly identify their respective clients.

14.
This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.
The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.
THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.
The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.
Notwithstanding anything herein to the contrary, the is authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

AmTrust Financial Services, Inc.

By:	/s/ Stephen Ungar
Name: Stephen Ungar
Title: General Counsel and Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. Morgan Securities LLC

By:	/s/ Santosh Screenivasan

Name: Santosh Screenivasan
Title: Managing Director

SCHEDULE I

	Principal Amount of Firm Securities to be Purchased	Principal Amount of Optional Securities to be Purchased if Option Fully Exercised
Purchaser
Goldman, Sachs & Co.	$104,999,000	$14,999,000
J.P. Morgan Securities LLC	43,750,000	6,250,000
FBR Capital Markets & Co.	17,500,000	2,500,000
Scotia Capital (USA) Inc.	2,917,000	417,000
KeyBanc Capital Markets Inc.	2,917,000	417,000
SunTrust Robinson Humphrey, Inc.	2,917,000	417,000
Total	$175,000,000	$25,000,000

SCHEDULE II

Additional Documents Incorporated by Reference:

Approved Supplemental Disclosure Documents:

Netroadshow dated December 13, 2011

SCHEDULE III

PRICING TERM SHEET
Dated December 16, 2011
AmTrust Financial Services, Inc.

Offering of
$175,000,000 aggregate principal amount of
5.50% Convertible Senior Notes due 2021
(the “Offering”)

The information in this pricing term sheet relates only to the Offering and should be read together with the preliminary offering memorandum dated December 14, 2011 relating to the Offering, including the documents incorporated by reference therein (the “Preliminary Offering Memorandum”).  The information in this pricing term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information contained therein.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	AmTrust Financial Services, Inc., a Delaware corporation.

Ticker/Exchange for Issuer’s Common Stock:	AFSI/The NASDAQ Global Select Market (“NASDAQ”).

Title of Securities:	5.50% Convertible Senior Notes due 2021 (the “Notes”).

Aggregate Principal Amount of Notes Offered:	$175,000,000

Initial Purchasers’ Option to Purchase Additional Notes:	Up to $25,000,000 aggregate principal amount of additional Notes.

Net Proceeds of the Offering after Initial Purchasers’ Discounts and Commissions and Estimated Offering Expenses:	Approximately $169.27 million (or approximately $193.52 million if the Initial Purchasers’ Option to Purchase Additional Notes is exercised in full).

Maturity Date:	December 15, 2021, unless earlier purchased by the Issuer or converted.

Interest Rate:	5.50% per annum, accruing from the Settlement Date.

Interest Payment Dates:	Each June 15 and December 15, beginning on June 15, 2012.

Interest Payment Record Dates:	Each June 1 and December 1, beginning on June 1, 2012.

Issue Price:	100% plus accrued interest, if any, from the Settlement Date.

Last Reported Sale Price:	$25.46 per share of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”), on NASDAQ on December 15, 2011.

Conversion Premium:	25% above the Last Reported Sale Price.

Conversion Price:	Approximately $31.83 per share of the Issuer’s Common Stock, subject to adjustment as set forth in the Preliminary Offering Memorandum.

Conversion Rate:	31.4218 shares of the Issuer’s Common Stock per $1,000 principal amount of the Notes, subject to adjustment as set forth in the Preliminary Offering Memorandum.

Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC

Co-Managers:	FBR Capital Markets & Co., Scotia Capital (USA) Inc., KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc.

Pricing Date:	December 16, 2011.

Trade Date:	December 16, 2011.

Settlement Date:	December 21, 2011.

CUSIP / ISIN Number:	032359 AB7 / US032359AB72.

Initial Purchasers’ Discounts and Commissions:
The following table shows the issue price, the initial purchasers’ discounts and commissions and the proceeds before expenses to the Issuer from the Offering (assuming no exercise of the Initial Purchasers’ Option to Purchase Additional Notes):

•

	Per Note	Total
Issue price	100.00%	$175,000,000.00
Initial purchaser discounts and commissions	3.00%	$5,250,000.00
Proceeds, before expenses, to AmTrust Financial Services, Inc.	97.00%	$169,750,000.00

Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change:

The following table sets forth the number of additional shares of the Issuer’s Common Stock by which the Issuer will increase the Conversion Rate for any holder that converts its Notes in connection with a make-whole fundamental change having the stock price and effective date set forth below:

	Stock Price
Effective Date	$25.46	$27.50	$30.00	$31.83	$35.00	$40.00	$50.00	$60.00	$75.00	$100.00
December 21, 2011	7.8555	7.8555	7.1106	6.4194	5.5191	4.4496	3.2103	2.4562	1.7228	1.0271
December 15, 2012	7.8555	7.6456	6.6861	6.0558	5.1675	4.1708	2.9995	2.2912	1.5956	0.9384
December 15, 2013	7.8555	7.1057	6.1629	5.6214	4.7665	3.8495	2.7608	2.0988	1.4531	0.8412
December 15, 2014	7.7817	6.5993	5.5996	5.1099	4.3359	3.4882	2.4855	1.8828	1.2864	0.7228
December 15, 2015	7.3992	6.1477	5.0591	4.5408	3.8985	3.1184	2.2046	1.6540	1.1116	0.5974
December 15, 2016	7.1329	5.7924	4.6146	4.0195	3.4028	2.6862	1.8939	1.4067	0.9246	0.4645
December 15, 2017	7.1009	5.6237	4.3246	3.6407	2.9058	2.3270	1.6473	1.2322	0.8134	0.4140
December 15, 2018	7.1507	5.5372	4.0940	3.3272	2.4667	1.9034	1.3409	1.0053	0.6712	0.3452
December 15, 2019	7.2301	5.4210	3.7998	2.9384	1.9576	1.3804	0.9737	0.7318	0.4916	0.2549
December 15, 2020	7.3328	5.2297	3.3678	2.3995	1.3267	0.7341	0.5259	0.3982	0.2705	0.1431
December 15, 2021	7.8555	4.9418	1.9115	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

if the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the Conversion Rate; or

if the stock price is less than $25.46 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a make-whole fundamental change to exceed 39.2773 shares of the Issuer’s Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

******

CAPITALIZATION

The information contained in the “Capitalization” section beginning on page 41 of the Preliminary Offering Memorandum is hereby replaced in its entirety with the information set forth below:

The following table sets forth the Issuer’s consolidated capitalization as of September 30, 2011:

•	on an actual basis; and

•
on an as adjusted basis to give effect to (i) the Offering, assuming no exercise of the initial purchasers’ option to purchase additional Notes, and (ii) the anticipated use of the net proceeds therefrom, as described under “Use of Proceeds.”

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes, which appear in the Issuer’s annual report on Form 10-K for the year ended December 31, 2010, and the Issuer’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, each of which is incorporated by reference in the Preliminary Offering Memorandum.

	As of September 30, 2011
(In thousands, except share and per share data)	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$320,863	$490,133
Available-for-sale securities	$1,609,098	$1,609,098
Debt:
Consolidated Indebtedness: (1)	$174,449	$174,449
5.50% convertible senior Notes due 2021	—	175,000
Unamortized discount on the Notes (2)	—	(36,593)
Total Debt	$174,449	$312,856

Shareholders’ equity:
Common stock, par value $0.01 per share; 100,000 shares authorized; 84,768 shares issued and 59,968 outstanding, on an actual and as adjusted basis(3)	848	848
Additional paid-in capital(2)	556,465	593,058
Treasury Stock	(300,365)	(300,365)
Accumulated other comprehensive income	(2,207)	(2,207)
Retained earnings	583,175	583,175
Total stockholders’ equity	837,916	874,509
Total capitalization	$1,012,365	$1,187,365

 (1)  This amount does not include $168.0 million aggregate principal amount of a loan made by Maiden Insurance Company Ltd. (“Maiden Insurance”) to AII Insurance Management Ltd. (“AII”), a subsidiary of the Issuer, in connection with a reinsurance agreement between the two parties that requires Maiden Insurance to provide sufficient collateral to secure its proportionate share of AII’s obligations.  Such amount is accounted for as a note payable on the Company’s balance sheet.

 (2)  Amounts shown below reflect the application of ASC 470-20 “Debt with Conversion and Other Options,” which requires issuers to separately account for the liability and equity components of convertible debt instruments that may settle in cash. In accordance with ASC 470, the Issuer estimates that $175.0 million aggregate principal amount of the Notes will be recognized (and, to the extent applicable, reflected in the table above) as follows (in thousands):

Equity component	$36,593

Liability component:
Principal	$175,000
Less: debt discount	(36,593)
Net carrying amount	$138,407

The equity component associated with the Notes is reflected in the capitalization table as an increase to additional paid-in capital, as adjusted. Additional paid-in capital, as adjusted, has also been increased by a net $23.8 million impact for deferred taxes.

(3) The difference between the number of shares issued and outstanding reflects 24.8 million shares of treasury stock, issued and not outstanding, which is presented within stockholders’ equity as treasury stock. The number of shares issued does not include the shares of common stock reserved for issuance upon conversion of the Notes.

******

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the Offering and should be read in conjunction with the Preliminary Offering Memorandum.

The Notes and the shares of Common Stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction.  Unless they are registered, the Notes and the shares of Common Stock issuable upon conversion of the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any applicable jurisdiction.  Accordingly, the Issuer is offering the Notes in the United States only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.  For further details about eligible offerees and resale restrictions, see “Notice to Investors” in the Preliminary Offering Memorandum.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification of such securities under the laws of any such jurisdiction.

A copy of the Preliminary Offering Memorandum may be obtained by contacting: Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, or (866) 471-2526, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or (866) 803-9204.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

(3)  The difference between the number of shares issued and outstanding reflects 24.8 million shares of treasury stock, issued and not outstanding.  The number of shares issued does not include the shares of Common Stock reserved for issuance upon conversion of the Notes.

ANNEX I

[BDO USA, LLP Letterhead]

December 16, 2011

Goldman, Sachs & Co
200 West Street
New York, New York 10282-2198

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10177,
as representatives of the several initial purchasers

Ladies and Gentlemen:

We have audited the consolidated balance sheets of AmTrust Financial Services, Inc. ("the Company") and subsidiaries as of December 31, 2010 and 2009, and the consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2010, and the related financial statement schedules all incorporated by reference in the offering memorandum for senior convertible notes due December 15, 2021; our reports with respect thereto are also incorporated by reference in the preliminary offering memorandum dated December 14, 2011. We have also audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and our report with respect thereto is also incorporated by reference in the preliminary offering memorandum. The preliminary offering memorandum dated December 14, 2011 is herein referred to as "the Offering Memorandum."

This letter is being furnished in reliance upon representation from each of the representatives of the initial purchasers named in the Offering Memorandum to us that -

a.	You are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act of 1933 ("the Act").

b.
In connection with the offering of convertible debt, the review process you have performed is substantially consistent with the due diligence review process that you would have performed if this placement of securities were being registered pursuant to the Act.

In connection with the Offering Memorandum:

(1)
We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

(2)
In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

(3)
We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2010; although we have conducted an audit for the year ended December 31, 2010, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2010, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of March 31, 2011, June 30, 2011 and September 30, 2011, the unaudited condensed consolidated statements of income and cash flows for the three month periods ended March 31, 2011 and 2010, the six month periods ended June 30, 2011 and 2010 and the nine month periods ended September 30, 2011 and 2010,  incorporated by reference in the Offering Memorandum, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2010.

(4)
For purposes of this letter, we have read the 2011 minutes of meetings of the stockholders and the board of directors of the Company and its subsidiaries as set forth in the minute books at December 14, 2011, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to December 14, 2011 as follows (our work did not extend to the period after December 14, 2011):

(a)	With respect to the three month periods ended March 31, 2011 and 2010, June 30, 2011 and 2010, and September 30, 2011 and 2010, we have:

(i)
Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, “Interim Financial Information,” on the unaudited condensed consolidated balance sheet as of March 31, 2011, June 30, 2011, and September 2011, the unaudited condensed consolidated statements of income and cash flows and for the three month periods ended March 31, 2011 and 2010, six month periods ended June 30, 2011 and 2010, and nine month periods ended September 30, 2011 and 2010, incorporated by reference in the Offering Memorandum.

(ii)
Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

(b)
With respect to the period from October 1, 2011 to December 14, 2011, we have not read the unaudited consolidated financial statements of the Company and subsidiaries for October and November 2011 and 2010 since officials of the Company have advised us that no such financial statements as of any date or for any period subsequent to September 30, 2011, were available.

The foregoing procedures do not constitute an audit of financial statements conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

(5)	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)	(i)
Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a, included in the Offering Memorandum, for them to be in conformity with U.S. generally accepted accounting principles.

(ii)
The unaudited condensed consolidated financial statements described in 4a do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

(6)
As mentioned in 4b, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to September 30, 2011, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2011, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at December 14, 2011, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on the September 30, 2011, unaudited condensed consolidated balance sheet incorporated by reference in the Offering Memorandum or (b) for the period from October 1, 2011, to December 14, 2011, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated earned premiums or in the total or per-share amounts of income before extraordinary items or of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease except in all instances for changes, increases, or decreases that the Offering Memorandum discloses have occurred or may occur.

(7)
Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such consolidated financial statements taken as a whole. For none of the periods referred to therein nor for any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated below and, accordingly, we express no opinion thereon.

(8)
However, for purposes of this letter, we have read the circled items identified by you on the attached copy of the Offering Memorandum and have performed the following additional procedures, which were applied as indicated by the symbols explained below. In performing these procedures, we have considered to be in agreement amounts that, when compared, differed only due to the effect of rounding. With respect to amounts that were computed by adjusting amounts for the receipt and application of the proceeds from the offering as set forth under "Use of Proceeds," it should be understood that we make no comment regarding the reasonableness of the "Use of Proceeds" or whether such proceeds or use will actually occur. Additionally, with respect to analyses prepared by the Company, we make no comment regarding the completeness or appropriateness of such analyses or the manner in which they were prepared. Our additional procedures were as follows:

(TM1)
Compared the specified dollar amounts, percentages, and/or numbers of shares to amounts in the audited consolidated financial statements described in the introductory paragraph of this letter or, for prior years, to the amounts in the audited consolidated financial statements for 2008, 2007 and 2006 (not included in the Offering Memorandum) to the extent that such amounts are included in such statements or the related notes thereto, and found them to be in agreement.

(TM2)
Compared the specified dollar amounts, percentages, and/or numbers of shares to amounts in the unaudited financial statements described in 4a, to the extent that such amounts are included in such statements or the related notes thereto, and found them to be in agreement.

(TM3)
Compared the specified dollar amounts, percentages, and numbers of shares to amounts in the Company's accounting records or accounting analyses or schedules prepared by the Company and found them to be in agreement.

(TM4)
Recalculated the specified dollar amounts, per share amounts, ratios and percentages based on the data contained in the caption in the Offering Memorandum, other sections of the Offering Memorandum, the financial statements referred to in (TM1) or (TM2) above, the accounting records, or accounting analyses or schedules prepared by the Company.

(TM5)
Compared the dollar amounts of compensation (Salary, Bonus, and Other Annual Compensation) for each individual listed in the table "Annual Compensation" with the corresponding amounts shown by the individual employee earnings records for the years 2010, 2009, and 2008 and found them to be in agreement. We compared the dollar amounts shown under the headings of "Long-Term Compensation" and "Other Compensation" for each listed individual and the aggregate amounts for executive officers with corresponding amounts shown in an analysis prepared by the Company and found such amounts to be in agreement.

(9)
We compared the information included under the heading “Selected Financial Data” in Item 6 of the Company’s Annual Report on Form 10-K with the requirements of Item 301 of Regulation S-K.   We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether this information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K.  Nothing came to our attention as a result of the foregoing procedures that caused us to believe that this information does not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K.

(10)
It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

(11)
This letter is solely for the information of the addressees and the other initial purchasers and to assist the initial purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to within or without the initial purchaser group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in the purchase agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Memorandum.

Very truly yours,

/s/ BDO USA, LLP

ANNEX II(a)

(a)
The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Offering Memorandum.

(b)	The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(c)
The Indenture (i) has been duly authorized, executed and delivered by the Company and (ii) is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(d)	The form and terms of the Notes have been established in conformity with the provisions of the Indenture.

(e)
The Notes have been duly authorized and executed by the Company and, when duly authenticated by the Trustee as provided in the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor as provided in the Purchase Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and holders of the Notes will be entitled to the benefits of the Indenture.

(f)
The shares of Common Stock initially issuable upon conversion of the Notes (the “Conversion Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

(g)
Subject to the accuracy of the representations and warranties, and to compliance with the covenants and other agreements, of the Company and the Initial Purchasers set forth in the Purchase Agreement, the Indenture and the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Notes by (i) the Company to the Initial Purchasers and (ii) the Initial Purchasers to their original purchasers, in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Notes under the Securities Act of 1933, as amended (the “1933 Act”), or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”); it being understood that we express no opinion as to any reoffer or resale of Notes by a subsequent purchaser.

(h)
The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the captions entitled “Description of the Notes” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Notes and the Conversion Shares, are fair, accurate and complete in all material respects.

(i)
The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption entitled “Material United States Federal Income Tax Considerations” constitute a fair, accurate and complete summary of the matters discussed therein in all material respects.

(j)
None of the execution, delivery and performance of the Purchase Agreement and the Indenture by the Company, the issuance and sale of the Notes, the issuance of the Conversion Shares upon conversion of the Notes, the compliance by the Company with the provisions of the Notes, the Indenture and the Purchase Agreement and the consummation of the transactions contemplated therein will violate any statute, rule or regulation of the State of New York or the United States of America applicable to the Company or any of its subsidiaries or to the transactions contemplated by the Purchase Agreement or the Indenture.

(k)
No order, consent, permit, registration, qualification or approval by any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws on the part of the Company in connection with the issuance and sale of the Notes, the issuance of the Conversion Shares upon conversion of the Notes, the compliance by the Company with the provisions of the Notes, the Indenture and the Purchase Agreement and the consummation of the transactions contemplated therein.  As used in this opinion, the term “Applicable Laws” means those state laws of the State of New York and federal laws of the United States of America that, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Indenture (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws or any rules or regulations thereunder (including, without limitation, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1939 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the respective rules and regulations thereunder) or any antifraud or similar laws).

(l)
The issuance and sale of the Notes, the issuance of the Conversion Shares upon conversion of the Notes, the execution, delivery and performance of the Purchase Agreement, the Indenture and the Notes by the Company, the compliance by the Company with the provisions of the Notes, the Indenture and the Purchase Agreement and the consummation of the transactions contemplated therein, do not (a) violate or conflict with the Company’s Certificate of Incorporation or Bylaws, (b) violate, breach or result in a default under, any existing obligation or restriction on the Company under any other agreement listed as an exhibit to the Incorporated Documents (the “Other Agreements”) or (c) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any New York or federal court or governmental authority binding on the Company and identified to us in a certificate provided by the Company, except that such counsel expresses no opinion as to the Company’s compliance with any financial covenants contained in the Other Agreements.

(m)
The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be, an “investment company” within the meaning of the 1940 Act.

ANNEX II(b)

(a)	The Company has been duly incorporated under the laws of the State of Delaware.

(b)
Subject to the grant, issuance, exercise, forfeiture or surrender of options or shares of Common Stock in connection with the Company’s existing stock plans, as of the Time of Delivery, the authorized and outstanding capital stock of the Company as set forth in the Offering Memorandum under the section entitled “Capitalization” is true and correct in all material respects;  and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(c)
The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(d)
To the best of such counsel’s knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(e)
Neither the Company nor any of its Material Subsidiaries is in violation of its respective constitutive documents or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound which default would result in a Material Adverse Effect.

(f)
[Subsidiary] has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock of [Subsidiary] have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(g)
[Subsidiary] is duly licensed as an insurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as set forth in the Offering Memorandum, in each case, with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change.

(h)
To such counsel’s knowledge, [Subsidiary] is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of organization, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all Notices, in each case with such exceptions, individually or in the aggregate, as would not result in a Material Adverse Change and, except as otherwise set forth in the Offering Memorandum, [Subsidiary] has not received any notification from any insurance regulatory authority to the effect that any Approval from such insurance regulatory authority is needed to be obtained by [Subsidiary] in any case where it could be reasonably expected that the failure to obtain such Approval would result in a Material Adverse Change.

ANNEX III(a)

AmTrust Financial Services, Inc.

Lock-Up Agreement

[___], 2011

Goldman, Sachs & Co.,
J.P. Morgan Securities LLC,
as representatives of the several Initial Purchasers
named in Schedule I hereto,

c/o Goldman, Sachs & Co.,
200 West Street,
New York, New York 10282-2198,

c/o J.P. Morgan Securities LLC,
383 Madison Avenue,
New York, New York 10179.

Re: AmTrust Financial Services, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into a Purchase Agreement on behalf of the several Initial Purchasers named in Schedule I to such agreement (collectively, the “Initial Purchasers”), with AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), providing for the offering of the Company’s Senior Convertible Notes due 2021 (the “Securities”) in an unregistered offering in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended.

In consideration of the agreement by the Initial Purchasers to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, subject to the terms of this letter, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if they would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from them. In addition, the undersigned shall not, during the Lock-Up period, publicly announce its intention to engage in any of the foregoing activities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the date of the Purchase Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event relating to the Company or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Purchase Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Purchase Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares as follows:  (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, [other than in the case of bona fide gifts to (x) any one charitable organization selected by the undersigned which is not controlled by the undersigned or any of the Company’s directors, executive officers or beneficial owners of 10% or more of the Common Stock and to which no more than 2,000 shares of Common Stock may be donated during the Lock-Up Period or (y) an immediate family member of the undersigned’s choosing not in excess of 500 shares of Common Stock]4; (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; provided further that in the case of (i) and (ii), such transfer shall not involve a disposition for value; (iii) pursuant to any contract, instruction or plan in effect on the date hereof that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, (iv) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; (v) as a distribution to shareholders, partners or members of the undersigned, provided that such shareholders, partners or members agree to be bound in writing by the restrictions set forth herein; (vi) as required by participants in the Company’s 2010 Omnibus Incentive Plan in order to reimburse or pay U.S. federal income tax and withholding obligations in connection with vesting of restricted stock or restricted stock unit grants outstanding on the date of this Lockup Agreement, provided that any disclosure of such transfer shall specify that such transfer is for the purpose of satisfying such tax and withholding obligations or some such similar explanation; (vii) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth herein; [(viii) pursuant to the sale of not more than 15,000 shares of Common Stock that are acquired through the exercise of an equivalent number of options that are outstanding on the date of this Lockup Agreement]5; or (ix) with the prior written consent of the Representatives on behalf of the Initial Purchasers. For purposes of this Lockup Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clause (i)-(x) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

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4 Note: To be included only in Mr. Schlachter’s lock-up.

5 Note: To be included only in Mr. DeCarlo’s lock-up.

The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering(s).  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

________________________________________
Exact Name of Shareholder

________________________________________
Authorized Signature

________________________________________ Title

ANNEX III(b)

List of Lock-Up Individuals Pursuant to Section 8(h)

Barry D. Zyskind

Teferes Foundation

George Karfunkel

The Chesed Foundation of America

Michael Karfunkel

The Michael Karfunkel 2005 Grantor Retained Annuity Trust

ACP Re Ltd.

ACP Re Holdings, LLC

The Hod Foundation

Donald DeCarlo

Susan Fisch

Abraham Gulkowitz

Jay Miller

Ronald E. Pipoly, Jr.

Michael J. Saxon

Max Caviet

Christopher M. Longo

David H. Saks

Harry Schlachter

Stephen B. Ungar

Annex IV

Material Subsidiaries:

1. AmTrust International Underwriters Limited

2. AmTrust Europe, Ltd.

3. AmTrust International Insurance Ltd.

4. Technology Insurance Company, Inc.

5.  Rochdale Insurance Company

6.  Wesco Insurance Company